EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1-484-693-1702	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal First Quarter 2012 Results

First Quarter Sales Increased 49% to $9.2 Million Year over Year and 14% Sequentially from the Fourth Fiscal Quarter of 2011

Center Valley, PA – August 15, 2011 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), an industry leading global manufacturer of precision, large-scale, fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today reported financial results for the first quarter of fiscal year 2012, the period ended June 30, 2011.

First Quarter 2012 Highlights

•	Net sales were up 49% to $9.2 million compared to $6.2 million in the year-ago quarter and were up 14% sequentially compared to $8.1 million in the fourth fiscal quarter of 2011.
•
TechPrecision’s backlog at the end of the fiscal first quarter of 2012 was $26.3 million, including $4.3 million in backlog contributed from its China subsidiary, compared with a $25.2 million backlog at June 30, 2010; during July 2011, the Company received an additional $5.2 million in orders from existing customers.

•
Gross profit was $2.4 million, or 26.4% gross profit margin compared to gross profit of $2.3 million or 37.6% gross profit margin in the year-ago quarter and compared sequentially to gross profit of $2.2 million or 26.7% gross profit margin for the quarter ended March 31, 2011.

•
Operating expenses increased by 70% to $1.7 million compared with $1.0 million in the prior year quarter, reflecting increased staffing levels in the U.S. and China, and operating costs associated with the Company’s China expansion, including increased travel costs.

•
The Company incurred higher operating costs during the first quarter of 2012 to establish and support operations at its WCMC subsidiary in China.  However, WCMC did not contribute additional revenue during the quarter ended June 30, 2011.

•	Operating income was $0.7 million for the first quarter compared to operating income of $1.3 million in the prior year quarter.
•
Net income in the first quarter was $0.4 million or $0.02 per basic and $0.01 per fully diluted share compared to net income of $0.8 million or $0.06 per share basic and $0.04 per share fully diluted share in the prior year quarter.

First Quarter 2011 Results

For the three months ended June 30, 2011, sales increased 49% or $3.0 million to $9.2 million from $6.2 million in the year-ago period and increased 14% sequentially from $8.1 million in the fourth quarter of fiscal 2011.  Net sales to TechPrecision’s largest customer, GT Solar, increased by $0.7 million, when compared to the same period last year, while net sales to customers in Nuclear markets increased by $0.9 million, in Defense and Aerospace markets by $0.6 million, and in other Commercial markets by $0.8 million when compared with the three months ended June 30, 2010.

The Company completed the quarter ended June 30, 2011 with a backlog of $26.3 million, down from $32.5 million at the end of March 31, 2011.  Subsequent to June 30, 2011, the Company announced the receipt of new orders totaling $5.2 million from existing customers.

“We sustained the sales momentum from our prior fiscal year, which reflects the continued success of our strategic business development and selling initiatives,” commented James S. Molinaro, CEO of TechPrecision. “We experienced a diverse mix of orders during the quarter, reflecting strength across each of our areas of focus and a reduced reliance on our largest cleantech customer. The qualification of our manufacturing facility in Massachusetts to perform a broader spectrum of work for key defense customers has allowed us to pursue opportunities previously not available to us. In addition, when we bring our new gantry mill on-line later this year, we will be able to provide solutions for the defense sector on an even larger scale. Subsequent to the end of the quarter, we have already announced new orders totaling $5.2 million received from existing customers across a range of our targeted verticals. Earlier today we announced a purchase order for WCMC to produce high-temperature vacuum chambers for Sapphire manufacturing equipment. Initial units of the order will ship from our WCMC subsidiary in China in September and October of 2011and high volume production is forecasted to begin during calendar 2012. Sapphire is a key growth area for us and we are very pleased to extend our core competencies into producing high-temperature vacuum chambers for the Sapphire market.”

Gross margin was 26.4%, or $2.4 million gross profit, in the first fiscal quarter of 2012 compared to a gross margin of 37.6%, or $2.3 million gross profit, in same period last year.  Sequentially, gross profit and gross margin for the first quarter of 2012 compares with a gross profit of $2.2 million and 26.7% gross margin for the quarter ended March 31, 2011.   Gross margin in any reporting period is impacted by the mix of services we provide on projects completed within that period.  Generally, our margins for materials procurement services are lower than the margins we realize on our materials processing services.  The mix of services on projects completed in the first quarter ended June 30, 2010 included a historically low level of materials procurement services and, therefore, the reported gross margin was well above the reported gross margin of 30.7% for the full fiscal year ended March 31, 2011.  The mix of processing and materials procurement services on projects closed during the first quarter ended June 30, 2011 included over $2 million more in material procurement services than the same period a year ago.  This shift in mix served to decrease gross margin when compared to the reported gross margin for the comparable period one year ago.

Total operating expenses for the quarter ended June 30, 2011 were $1.7 million as compared to $1.0 million for the quarter ended June 30, 2010.  The $0.7 million or 70% increase was driven by increased staffing levels in the U.S. and China, higher spending on travel and investor relations as well as the incremental cost of scaling operating capacity at our WCMC subsidiary in China.

Net income was $0.4 million or $0.02 per basic and $0.01 per diluted share for the quarter ended June 30, 2011 as compared to net income of $0.8 million or $0.06 per basic share and $0.04 per diluted share for the quarter ended June 30, 2010.

“We are currently ramping production capacity to achieve targeted volumes for our solar and sapphire customers from our WCMC subsidiary in China,” added Mr. Molinaro. “Late in our prior fiscal year and during our fiscal first quarter of 2012, we invested significantly to prepare our WCMC subsidiary for expected growth. As a result, from an operating expense perspective, we incurred operating costs for WCMC in the fiscal first quarter of 2012 with little revenue contribution.  We expect this investment to yield meaningful near-term returns as we ramp to targeted production volumes at WCMC and expect this subsidiary will provide the foundation from which we will support our customers’ growth needs in Asia. This has been a transition quarter as we shift from our historic single site configuration to a two-site international platform.  With that shift, we are incurring most of the expenses associated with added capacity and capability one quarter ahead of the revenue benefits WCMC will generate. We expect to achieve significant top and bottom line benefit from this ramp up beginning in the fiscal second quarter of 2012.”

Balance Sheet

At June 30, 2011, TechPrecision had working capital of $12.5 million as compared with working capital of $13.6 million at March 31, 2011, a decrease of $1.1 million.  Cash generated from operations was $1.4 million for the three months ended June 30, 2011 as compared to cash provided by operations of $1.0 million for the three months ended June 30, 2010. As of June 30, 2011, the Company had $7.3 million in cash and cash equivalents, down $0.2 million compared to the balance at March 31, 2011.  Stockholders’ equity increased 2.7% to $14.2 million compared to $13.9 million at March 31, 2011.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Monday, August 15, 2011. To participate in the live conference call, please dial the following number five to 10 minutes prior to the scheduled conference call time: 1-877-941-2068.  International callers should dial +1-480-629-9712.  When prompted by the operator, mention Conference Passcode 4459313.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Monday, August 15, 2011 at 7:30 p.m. Eastern Time. To access the replay, dial 1-877-870-5176 or 1-858-384-5517. When prompted, enter Conference Passcode 4459313.

The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://viavid.net/dce.aspx?sid=000089F9 .

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiaries Ranor, Inc. and Wuxi Critical Mechanical Components Co. Ltd., globally manufactures large-scale metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy (Solar and Wind), cleantech, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these - forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-- Financial tables follow --

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended
	June 30,
	2011	2010

Net sales	$9,176,440	$6,153,502
Cost of sales	6,749,517	3,837,711
Gross profit	2,426,923	2,315,791
Selling, general and administrative expenses	1,732,672	1,017,944
Income from operations	694,251	1,297,847
Other income (expense):
Other income	--	60,000
Interest expense	(58,690)	(107,567)
Interest income	1,946	2,733
Finance costs	--	(2,589)
Total other income (expense), net	(56,744)	(47,423)
Income before income taxes	637,507	1,250,424
Income tax expense	256,046	431,102
Net income	$381,461	$819,322

Net income per share of common stock (basic)	$0.02	$0.06
Net income per share (diluted)	$0.01	$0.04
Weighted average number of shares outstanding (basic)	15,473,293	14,230,846
Weighted average number of shares outstanding (diluted)	24,153,986	20,759,521

TECHPRECISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2011	March 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$7,339,694	$7,541,000
Accounts receivable, less allowance for doubtful accounts of $25,010	2,419,795	5,578,072
Costs incurred on uncompleted contracts, in excess of progress billings	5,935,709	2,519,908
Inventory - raw materials	353,203	723,400
Other current assets	681,563	441,833
Current deferred taxes	527,586	462,226
Prepaid taxes	--	122,263
Total current assets	17,257,550	17,388,702
Property, plant and equipment, net	3,462,627	3,139,692
Building and equipment under construction	3,201,192	2,172,420
Deferred loan costs, net	175,194	181,141
Total assets	$24,096,563	$22,881,955

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,281,947	$1,093,350
Accrued expenses	1,281,798	958,009
Deferred revenues	806,608	382,130
Current maturity of long-term debt	1,370,263	1,371,767
Total current liabilities	4,740,616	3,805,256
Long-term debt, including capital leases	5,117,627	5,217,421

STOCKHOLDERS’ EQUITY
Preferred stock- par value $.0001 per share, 10,000,000 shares authorized, of which
9,890,980 are designated as Series A Convertible Preferred Stock, with
8,380,982 and 8,878,982 shares issued and outstanding at June 30, 2011 and March 31, 2011, respectively; (liquidation preference of $2,388,580 and $2,530,510 at June 30, 2011 and March 31, 2011, respectively)	1,931,067	2,039,631
Common stock -par value $.0001 per share, 90,000,000 shares authorized,
issued and outstanding: 16,077,199 and 15,422,888 shares at June 30, 2011 and March 31, 2011, respectively	1,609	1,543
Additional paid in capital	3,576,624	3,346,916
Accumulated other comprehensive (loss) income	(117,724)	5,905
Retained earnings	8,846,744	8,465,283
Total stockholders’ equity	14,238,320	13,859,278
Total liabilities and stockholders' equity	$24,096,563	$22,881,955

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$381,461	$819,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,158	91,347
Gain on sale of equipment	--	(60,000)
Share based compensation	120,261	80,973
Deferred income taxes	(65,361)	76,991

Changes in operating assets and liabilities:
Accounts receivable	3,158,647	101,132
Inventory – raw materials	370,197	14,059
Costs incurred on uncompleted contracts, in excess of progress billings	(3,415,801)	(475,619)
Prepaid taxes	122,263	--
Other current assets	(239,637)	15,946
Accounts payable	188,478	175,987
Accrued expenses	202,135	178,015
Deferred revenues	424,478	4,581
Net cash provided by operating activities	1,351,279	1,022,734

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	--	60,000
Purchases of property, plant and equipment	(325,761)	(7,146)
Deposits on building and equipment under construction	(1,129,767)	--
Net cash (used in) provided by investing activities	(1,455,528)	52,854

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distribution to WM Realty partners	--	(55,373)
Proceeds from exercised stock options	950	--
Borrowings of long-term debt	282,701	--
Payment of long-term debt, including capital leases	(383,999)	(203,256)
Net cash used in financing activities	(100,348)	(258,629)
Effect of exchange rate changes on cash and cash equivalents	3,291	--
Net (decrease) increase in cash and cash equivalents	(201,306)	816,959
Cash and cash equivalents, beginning of period	7,541,000	8,774,223
Cash and cash equivalents, end of period	$7,339,694	$9,591,182